UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 12, 2010

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 annual meeting of stockholders of Genworth Financial, Inc. was held on May 12, 2010. Stockholders elected for the ensuing year all of the director nominees, re-approved the material terms of performance goals for qualified performance-based awards under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan and ratified the selection of KPMG LLP as our independent registered public accounting firm for 2010.

The voting results were as follows:

Proposal 1

Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Steven W. Alesio	387,701,883	410,035	195,738	45,551,450

Michael D. Fraizer	381,863,471	6,247,356	196,829	45,551,450

Nancy J. Karch	359,862,045	28,263,613	181,998	45,551,450

J. Robert “Bob” Kerrey	382,796,280	5,315,065	196,311	45,551,450

Risa J. Lavizzo-Mourey	387,297,786	812,325	197,545	45,551,450

Christine B. Mead	387,604,892	504,160	198,604	45,551,450

Thomas E. Moloney	387,622,638	481,365	203,653	45,551,450

James A. Parke	387,623,873	491,532	192,251	45,551,450

James S. Riepe	359,742,803	28,361,482	203,371	45,551,450

Proposal 2

	Votes For	Votes Against	Abstentions
Re-approval of the material terms of performance goals for qualified performance-based awards under the 2004 Genworth Financial, Inc. Omnibus Incentive Plan	347,669,695	85,352,133	837,278

Proposal 3

	Votes For	Votes Against	Abstentions
Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2010	430,684,298	2,796,515	378,293

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.
Date: May 14, 2010
	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President,
General Counsel and Secretary

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